Exhibit 99.3

Ampreloxetine Top - line Results from Phase 3 Study (0169) in Patients with Symptomatic Neurogenic Hypotension (nOH) September 15, 2021 THERAVANCE BIOPHARMA ® , THERAVANCE ® , the Cross/Star logo and MEDICINES THAT MAKE A DIFFERENCE ® are registered trademarks of the Theravance Biopharma group of companies (in the U.S. and certain other countries). All third party trademarks used herein are the property of their respective owners. © 2021 Theravance Biopharma. All rights reserved.

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Top-line Results: Executive Summary

- **Primary endpoint:**
  - No statistically significant difference in OHSA #1 score at Week 4
- **Secondary endpoints:**
  Ampreloxetine did not demonstrate improvement in any secondary endpoints:
  1. OHSA Composite Score
  2. OHDAS Composite Score
  3. PGI-C
  4. Falls
- **Safety:**
  - Ampreloxetine was well-tolerated as a single daily dose administered for 4 weeks at 10 mg
  - No safety signal (including supine hypertension) and no clinically meaningful laboratory changes
- **PK and PD:**
  - Consistent with expectations and target engagement consistent with Phase 2 findings

Theravance Biopharma
Medicines That Make a Difference

OHDAS, orthostatic hypotension daily activity score; OHSA, orthostatic hypotension symptom assessment; OHSA#1, orthostatic hypotension symptom assessment question #1; PD, pharmacodynamics; PGI-C, patient global impression of change; PK, pharmacokinetics.

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-3 -2 -1 0 0 1 2 3 4 Primary Endpoint: OHSA #1 at Week 4 (Day 28) The mixed model for repeated measures (MMRM) includes treatment, baseline disease type (multiple system atrophy, Parkinson’s dis ease, and pure autonomic failure), baseline OHSA#1 score, study week, interaction of treatment and baseline OHSA#1 score, and interaction of treatment and baseline disease type as fixed effects. BL, baseline; LS, least squares; OHSA#1, orthostatic hypotension symptom assessment question #1; SE, standard error. 4 LS Mean Change From Baseline (SE) LS Mean Difference: - 0.23 (0.413) p=0.574 Week Placebo (n=90); BL mean 6.38 Ampreloxetine 10 mg (n=94); BL mean 6.26

Safety Summary ‣ Well - tolerated as a single daily dose administered for 4 weeks at 10 mg ‣ No deaths occurred during study ‣ Serious adverse events (n=2 placebo, n=4 ampreloxetine) were not considered related to treatment ‣ Most TEAEs were mild or moderate ‣ No clinically meaningful differences in lab values, ECG parameters, or vital signs between the two groups ‣ No signal for supine hypertension, including worsening of pre - existing supine hypertension ECG, electrocardiogram; TEAE, treatment emergent adverse event. 5

Sustained Exposure and Target Engagement at 10 mg Dose CI, confidence interval; IC 50 , concentration at which there is 50% inhibition of activity; NE, norepinephrine; NET, norepinephrine transporter. 6 NE Pharmacodynamics Pharmacokinetics Ampreloxetine Plasma Concentration, ng/mL 0 5 10 15 20 25 1 8 15 22 29 36 43 Nominal Day NET IC 50 Placebo Ampreloxetine 10 mg 0.6 0.8 1 1.2 1.4 1.6 1.8 Geometric Mean Ratio (95% CI)